Exhibit 10.3

AMENDMENT TO WARRANTS
TO PURCHASE SHARES OF COMMON STOCK OF GLOWPOINT, INC.

THIS AMENDMENT TO WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF GLOWPOINT, INC. (this “Amendment”), dated August 10, 2009, is made by and among Glowpoint, Inc., a Delaware corporation (the “Issuer”), and the holders listed on Exhibit A attached hereto (the “Holder”).

Preliminary Statement

WHEREAS, the Issuer is the issuer and the Holder is the holder of the warrants listed opposite such Holder’s name on Exhibit A (the “Warrant”), which may be a Series A Warrant, Series A-2 Warrant, Series A-3 Warrant, or any other series of warrant issued by the Issuer; and

WHEREAS, the Issuer and the Holder desire to amend certain provisions of the Warrant as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms.  Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Warrant.

2. Amendment to Warrant.  Sections 4(d)-(f) are amended and restated in their entirety to read as follows:

"(d) Issuance of Additional Shares of Common Stock.  In no event shall the Issuer, without the consent of the Majority Holders, issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration.

(e) Issuance of Common Stock Equivalents.  If no event shall the Issuer, without the consent of the Majority Holders, issue or sell any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the aggregate price per share for which Common Stock is issuable upon such conversion or exchange plus the consideration received by the Issuer for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the Warrant Price then in effect.

(f) [Intentionally Omitted]"

3. Ratification.  Except as expressly amended hereby, all of the terms, provisions and conditions of the Warrant are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

4. Entire Agreement.  This Amendment and the Warrant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

5. Amendments.  No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

6. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

7. Governing Law; Jurisdiction.  This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Amendment and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each party waives its right to a trial by jury.  Each party to this Amendment irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

8. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

GLOWPOINT, INC.

By:
Name: Title:
[Holder]
By:
Name: Title: